Exhibit 99.1

FOR IMMEDIATE RELEASE

Ducommun Announces Pricing of $200 Million of 9.75% Senior Notes due 2018

to Fund LaBarge Acquisition

LOS ANGELES, California (June 23, 2011) - Ducommun Incorporated (NYSE: DCO) today announced that it has priced its offering (the “Notes Offering”) of $200 million in aggregate principal amount of 9.75% senior unsecured notes due 2018 (the “Notes”) at an offering price equal to 100% of par value. The Notes will bear interest at a rate of 9.75% per annum payable semi-annually on January 15 and July 15, commencing on January 15, 2012.

The Company intends to use the net proceeds of the Notes Offering to finance, in part, the purchase price of the Company’s previously announced and pending acquisition (the “Acquisition”) of LaBarge, Inc. (NYSE Amex: LB) (“LaBarge”), which was approved by LaBarge’s stockholders at the LaBarge special stockholder meeting held on June 23, 2011. The Notes Offering is expected to close on or about June 28, 2011, subject to closing of the Acquisition and customary closing conditions.

The Notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

ESTABLISHED IN 1849 • 23301 WILMINGTON AVENUE • CARSON CA 90745 • TEL (310) 513-7280 • FAX (310) 513-7279

DUCOMMUN NOTES OFFERING JUNE 2011

About Ducommun Incorporated

Founded in 1849, Ducommun Incorporated provides engineering and manufacturing services to the aerospace and defense industry. The company is a supplier of critical components and assemblies for commercial aircraft, military aircraft, and missile and space programs through its three business units: Ducommun AeroStructures (DAS), Ducommun Technologies (DTI), and Miltec. Additional information can be found at www.ducommun.com.

CONTACT:	Joseph P. Bellino	or	Chris Witty
	Vice President and Chief Financial Officer		Investor Relations
	(310) 513-7211		(646) 438-9385 / cwitty@darrowir.com

Statements contained in this press release regarding the Notes Offering, the Acquisition, and all other statements in this release other than recitation of historical facts are forward-looking statements. These statements are identified by words such as “may,” “will,” “ begin,” “ look forward,” “expect,” “believe,” “intend,” “anticipate,” “should”, “potential,” “estimate,” “continue,” “momentum” and other words referring to events to occur in the future. These statements reflect the Company’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including, but not limited to, the state of the world financial, credit, commodities and stock markets, any difficulties or delays in, unexpected costs of, or inability to consummate, the Notes Offering or other financing in connection with the Acquisition, the possibility that closing conditions required to consummate the Acquisition will not be met, and other risks and uncertainties regarding the Company, its business and the industry in which it operates, which are referenced in the Company’s filings with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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